UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 19, 2007

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

2000 Las Vegas Boulevard South Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)

(702) 383-5242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5.02 - Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 19, 2007, each of Richard P. Brown and Denise Barton (each an “Executive”) entered into an Amended and Restated Employment Agreement (individually, the “Amended Agreement”, and, collectively, the “Amended Agreements”) with American Casino & Entertainment Properties LLC (the “Company”), effective January 1, 2007 and April 1, 2007, respectively. The Amended Agreements amend and restate in their entirety the employment agreements filed by the Company as Exhibits 10.1 and 10.2 to our current Report on Form 8-K filed with the SEC on April 26, 2007.

Pursuant to their respective Agreements, Mr. Brown will serve as President and Chief Executive Officer of the Company and Ms. Barton will serve as Chief Financial Officer of the Company. The Agreements for Mr. Brown and Ms. Barton will terminate on December 31, 2008 and March 31, 2009, respectively, unless otherwise terminated earlier pursuant to the terms of such Agreement.

Pursuant to the Agreements, each of Mr. Brown and Ms. Barton is entitled to an annual base salary of $625,000 and $380,000, respectively, and will be eligible to receive an annual bonus, as determined in the sole discretion of the Board, which shall be based upon the Company meeting certain performance targets.

The employment agreements were amended to provide for increases in the potential annual bonus amounts payable to each Executive. Otherwise, the Amended Agreements are identical to the employment agreements previously filed. The Amended Agreements as filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference in this Item 5.02(e).

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 — Employment Agreement between the Company and Richard P. Brown.
Exhibit 10.2 — Employment Agreement between the Company and Denise Barton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT
PROPERTIES LLC

(Registrant)

By:	AMERICAN ENTERTAINMENT PROPERTIES
CORP., its Sole Member

By:	/s/ Richard P. Brown
Richard P. Brown
President and Chief Executive Officer

December 27, 2007